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                                                                   EXHIBIT 10.17

                           AMENDMENT TO LOAN DOCUMENTS


        THIS AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is made as of December 18, 1998, by and between UBICS, INC. (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

                                   WITNESSETH:

        WHEREAS, the Borrower, under its previous name of UB Information & Consultancy Services, Inc., has executed and delivered to the Bank (or a predecessor which is now known by the Bank's name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, assignments and other agreements, instruments, certificates and documents more fully described on Exhibit A attached hereto and made a part hereof (collectively, the "Loan Documents") which evidence or secure some or all of the Borrower's obligations to the Bank for one or more loans or other extension of credit (the "Obligations"); and

        WHEREAS, the Borrower and the Bank desire to amend the Loan Documents as provided for below, in order to reflect the change of the Borrower's name to UBICS, Inc., and for the other purposes set forth below, all on the terms and conditions set forth in this Amendment;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Each of the Loan Documents is amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.

         2. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document, the terms and provisions hereof shall control.

         3. The Borrower hereby represents and warrants that (a) all of its representations and warranties in the Loan Documents are true and correct, (b) no default or Event of Default exists under any Loan Document, and (c) this Amendment has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

         4. The Borrower hereby confirms that any collateral for the Obligations, including but not limited to liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect.

         5. This Amendment may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.


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         6. This Amendment will be binding upon and inure to the benefit of the
New Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

         7. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged and in full force and effect. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default thereunder, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved). THE BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL PROVISIONS (IF APPLICABLE).

WITNESS the due execution hereof as a document under seal, as of the date first written above.


ATTEST:                                          UBICS, INC.


/s/ Manohar B. Hira                              By:/s/ O'Neil Nalavadi
----------------------------                        ---------------------------
Print Name: M. B. Hira                           Print Name: O'Neil Nalavadi
           -----------------                                -------------------
                                                 Title: Sr. V.P. & CFO
                                                       ------------------------


/s/ O'Neil Nalavadi                              By:/s/ Manohar B. Hira
----------------------------                        ---------------------------
Print Name: O'Neil Nalavadi                      Print Name: M. B. Hira
           -----------------                                -------------------
                                                 Title: President
                                                       ------------------------

                                                 PNC BANK, NATIONAL ASSOCIATION

/s/ O'Neil Nalavadi                              /s/ James P. Nickel
----------------------------                        ---------------------------
Print Name: O'Neil Nalavadi                      James P. Nickel, Vice President
           -----------------


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321025
                           AMENDMENT TO LOAN DOCUMENTS
                                    EXHIBIT A

A. The "Loan Documents" that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1. Letter Agreement dated July 26, 1996 (the "Agreement");

2. Committed Line of Credit Note in the amount of $500,000.00 dated July 31, 1996 (the "Note");

3. Disclosure for Confession of Judgment dated July 31, 1996;
and

4. Security Agreement dated July 31, 1996.

B. The Loan Documents are hereby amended as follows:

         1. The name "UB Information & Consultancy Services, Inc." is hereby deleted from the Loan Documents and the name "UBICS, Inc." is hereby inserted in lieu thereof wherever it appears.

         2. This Amendment shall be effective upon the fulfillment of the following conditions precedent, including receipt by the Bank of the following documents, which in all cases shall be in form and substance satisfactory to the
Bank:

         (a) This Amendment, duly executed by the Borrower and the Bank.

         (b) UCC-3 Financing Statements executed and delivered to the Bank reflecting the Borrower's name change..

         (c) A certified copy of the documents filed by the Borrower with the Delaware Secretary of State to effect the Borrower's name change.

         (d) Such other documents and instruments as the Bank reasonably deems necessary to carry out the intent and purpose of this Amendment.

         3. The Borrower agrees to reimburse the Bank for all costs and expenses incurred by the Bank in connection with this Amendment and the other agreements, instruments and documents described herein, including but not limited to filing and recording fees.

         4. Extension of Expiration Date. The Agreement and Note are hereby amended by extending the Expiration Date from August 30, 1998, to August 30, 1999, on which date the entire principal balance and any accrued but unpaid interest shall be due and payable. This extension is effective as of August 31, 1998.



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         5. Section (1) of the Agreement entitled "Type of Facility and Use of
Proceeds" is hereby amended and restated to read in its entirety as follows:

         "1. Type of Facility and Use of Proceeds. This is a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this letter, will make advances to the Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $1,000,000.00 (the "Line of Credit"). The availability of advances under the Line of Credit will be subject to a borrowing base formula. At no time shall outstanding indebtedness under the Line of Credit exceed the Borrowing Base, defined to mean the lesser of (a) the maximum principal amount of the Line of Credit, and (b) 70% of accounts less than 90 days past due. The Borrower will be required to deliver periodic Borrowing Base Certificates as set forth on Exhibit "A", reporting on its accounts, in order to demonstrate the availability of advances under the borrowing base formula. The "Expiration Date" means August 30, 1999, or such later date as may be designated by the Bank by written notice to the Borrower. Advances may be used for working capital or other general business purposes of the Borrower."

         6. Section 5(a) of the Agreement under the heading entitled "Security" wherein the Bank required Vijay Mallya to guarantee all indebtedness of the Borrower to the Bank is hereby deleted in its entirety. The Bank, for valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, hereby releases and dissolves such guaranty agreement and the provisions thereof shall be of no force and effect. The Guarantor is forever freed, exonerated and discharged of and from the guaranty agreement, and every part thereof.

         7. Section (B) under the heading entitled "Financial Reporting Covenants" on Exhibit "A" of the Agreement is hereby amended and restated to read in its entirety as follows:

         "(B) When there are outstandings under the Line of Credit, the Borrower will deliver to the Bank within 45 days following the close of each fiscal month, the Borrower's detailed schedule of accounts receivable analysis and a borrowing base certificate."

         8. Sections (A) and (B) under the heading entitled "Financial Covenants" on Exhibit "A" of the Agreement are hereby amended and restated to read in its entirety as follows:

         "(A) The Borrower will maintain at all times a minimum total stockholder's equity of $14,750,000.00, to be reset annually.

         (B) The Borrower will maintain a ratio of Funds from Operations coverage to Uses of at least 1.0 to 1. "Funds from Operations" means net income plus other non-cash items. "Uses" means Current Maturities plus Unfunded Capital Expenditures plus distributions. "Current Maturities" the current principal maturities of all indebtedness for borrowed money (including but not limited to amortization of capitalized lease obligations) having an original term of one year or more, as well as any prepayments of such indebtedness prior to scheduled maturity. "Unfunded Capital Expenditures" means capital expenditures made from the Borrower's funds other than borrowed funds."


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         9.       The Section on Exhibit "A" entitled "Financial Covenants" is hereby amended by adding subsection (D) to read in its entirety as follows:

         "(D)     The Borrower will maintain at all times a minimum of
$1,000,000.00 in unrestricted and unencumbered liquid assets."

         10. Fees. Beginning on the last day of the quarter after the date of this Amendment and continuing on the last day of each quarter thereafter until the Expiration Date, the Borrower shall pay a commitment fee to the Bank, in arrears, at the rate of one-quarter of one percent (1/4%) per annum on the average daily balance of the Line of Credit which is undisbursed and uncancelled during the preceding quarter. The commitment fee shall be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

         11. Our willingness to grant this amendment is subject to your representing, by your execution of this amendment in the space above and with as a condition to each advance under the Note, that you have reviewed the areas within your business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis the risk that certain computer applications used by you may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on your business, properties, assets, financial condition, results of operations or prospects, or your ability to duly and punctually pay or perform your obligations under the Agreement and the Note.


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